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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HealthTronics Surgical Services, Inc. Stock Option Plan—2002 of our report dated February 21, 2003 with respect to the consolidated financial statements and schedule of HealthTronics Surgical Services, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
April 8, 2003

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CONSENT OF INDEPENDENT AUDITORS